UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

DECOY THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36812	47-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2450 Holcombe Blvd. Suite X Houston, TX (Address of principal executive offices)		77021 (Zip Code)

(713) 913-5608

(Registrant’s telephone number, including area code)

Salarius Pharmaceuticals, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DCOY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously reported, on December 31, 2025, Decoy Therapeutics Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock (the “Common Stock”) for the last 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), and because the Company remains subject to a Mandatory Panel Monitor, the Company was ineligible for a compliance period. The Company requested timely a hearing with a Nasdaq Hearings Panel (the “Hearings Panel”), which had the effect of staying any suspension or delisting action pending the issuance of the Hearings Panel decision and the ultimate resolution of this matter.

At a hearing before the Hearings Panel on February 6, 2026 (the “Hearing”), the Company presented its plans to regain compliance with the Minimum Bid Price Requirement, including the implementation of a reverse stock split.

Subsequently, the Company implemented a reverse stock split to regain compliance with the Minimum Bid Price Requirement, effective March 6, 2026, and began trading on a split adjusted basis on March 9, 2026 (the “Reverse Stock Split”).

Following the Hearing and the Reverse Stock Split, the Company received written notice (the “Exception Notice”) from the Hearings Panel on March 13, 2026, notifying the Company that it has been granted until March 20, 2026, to regain compliance with the Minimum Bid Price Requirement (the “Exception Period”).

To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on The Nasdaq Capital Market, the minimum bid price per share of the Common Stock must be at least $1.00 for at least 10 consecutive business days on or prior to March 20, 2026. At the close of market on March 20, 2026, the bid price of the Common Stock closed at $7.47 per share, thereby demonstrating compliance with the Minimum Bid Price Requirement by trading above $1.00 for ten consecutive business days.

On March 31, 2026, the Hearings Panel confirmed that the Company has regained compliance with Minimum Bid Price Requirement and all other applicable continued listing requirements on The Nasdaq Capital Market. As a result of Nasdaq Listing Rule 5550(a)(2), the Company will be subject to a Mandatory Panel Monitor until March 31, 2027.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s ability to regain compliance with the Nasdaq continued listing requirements, regained compliance with the Minimum Bid Price Requirement, which determination awaits Nasdaq’s determination, and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Decoy, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "can," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks and uncertainties related to the Company’s ability to regain compliance with the Nasdaq Minimum Bid Price Requirement in the required timeframe, and the risk that the Company may not receive any additional extensions from Nasdaq if it is unable to regain compliance within the required timeframe. Readers are urged to carefully review and consider the various disclosures made by the Company in its reports filed with the SEC, including its Current Report on Form 8-K filed on January 2, 2026, its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as revised or supplemented by its Quarterly Reports on Form 10-Q and other documents filed with the SEC, and include factors such as the Company’s history of noncompliance with Nasdaq listing standards and the absence of any guarantee that there will not be future noncompliance, or that the Company may not be successful in remedying such noncompliance, which may result in a delisting of the Company’s common stock and a correlative loss of market value and liquidity of the common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Decoy Therapeutics Inc. dated April 2, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Decoy Therapeutics inc.

Date: April 2, 2026	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Executive Vice President and Chief Financial Officer